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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 333-00531) of the Warburg, Pincus Tax Free Fund, Inc. to the reference to our Firm under the caption "Accountants and Counsel."



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 1, 1996


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